Exhibit 99.1

FOR IMMEDIATE RELEASE

News Release

Credence Investor Contact:	Credence Editorial Contact:
Brian Altman	Judy Dale
Senior Director, Investor Relations	Vice President, Marketing Communications
408.635.4308 or 408.635.4989 fax	408.635.4309 or 408.635.4986 fax
E-mail: brian_altman@credence.com	E-mail: judy_dale@credence.com

Credence Reports Results for First Quarter

Fiscal Year 2005

MILPITAS, Calif., March 3, 2005 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported financial results for the first quarter of fiscal 2005.

Net sales for the first quarter were $93.9 million, down 17 percent from prior quarter sales of $112.8 million. Net loss for the quarter was $36.3 million or $0.41 per share on a GAAP basis, versus a net loss of $24.1 million or $0.28 per share in the prior quarter. The net loss this quarter included special charges and the amortization of purchase price of $21.4 million associated with recent acquisitions, primarily NPTest, and subsequent restructuring activities. On a non-GAAP basis, excluding the charges primarily associated with the NPTest acquisition and the ongoing integration activities, the net loss was $14.9 million, or $0.17 per share. Net orders for the first quarter of fiscal 2005 were approximately $100.2 million, corresponding to a book to bill ratio of 1.07.

“We continue to focus on expanding market share in our key market segments while reducing our operating expenses,” said David Ranhoff, president and chief executive officer of Credence Systems Corporation. “While we are seeing some signs of improving business conditions, particularly with our IDM customers, the overall market remains challenging.”

“We are pleased with the progress we have made in improvements to our business model,” added John Batty, chief financial officer of Credence Systems Corporation. “In the first quarter we completed the move of our mixed-signal and flash memory manufacturing operations from Milpitas, California to Hillsboro, Oregon and reduced operating expenses by 10 percent from last quarter. We are also on schedule to complete the transfer of Sapphire manufacturing to Hillsboro and the subsequent closures of two major US facilities in May.”

Credence Systems Reports Results for First Quarter of Fiscal Year 2005

Second Quarter Fiscal 2005 Outlook

Revenue in the second quarter is expected to be approximately $94 to $99 million with a net loss per share in the range of $0.35 to $0.40. On a non-GAAP basis, our net loss is expected to be in the range of $0.14 to $0.17 per share. This guidance reflects no taxation on domestic earnings due to our net operating loss position and excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Thursday March 3, 2005, at 5.00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information—Webcasts” section. A replay of the call will be available via phone and web site through March 17, 2005. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 88313765. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results is provided in the Reconciliation of GAAP Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statements of Operations schedule below. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our continuing to focus on expanding market share and reducing our operating expenses, our seeing some signs of improving business conditions, the overall market remaining challenging, improvements to our business model, our being on schedule to complete the transfer of Sapphire manufacturing to Hillsboro and the subsequent closures of two major U.S. facilities in May, and expected revenue and expected net loss for the second quarter of fiscal 2005. These forward-looking statements involve important

Credence Systems Reports Results for First Quarter of Fiscal Year 2005

factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, unanticipated delays in completing the transfer of Sapphire manufacturing to Hillsboro and the subsequent closures of two of our major U.S. facilities, unanticipated effects of the reduction in force and the facilities restructuring plan, difficulties by management in successfully executing the reduction in force and the facilities restructuring plan, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, our ability to successfully integrate acquisitions, particularly NPTest, economic instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, the timing of new technology, product introductions, intellectual property issues, the risk of early obsolescence and our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures). Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

Credence Systems Reports Results for First Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2004
	2005	2004
Net sales	$93,883	$68,125	$112,824

Cost of goods sold - on net sales	59,288	36,222	69,296
Cost of goods sold – special charges	5,481	—	3,359

Gross margin	29,114	31,903	40,169

Operating expenses:

Research and development	22,328	15,239	25,590

Selling, general & administrative	31,378	23,716	33,551

Amortization of purchased intangible assets and deferred stock compensation	6,674	2,622	6,764
Restructuring charges	1,351	653	2,687

Total operating expenses	61,731	42,230	68,592

Operating loss	(32,617)	(10,327)	(28,423)

Interest and other income (expense)	(233)	294	4,411

Loss before income taxes	(32,850)	(10,033)	(24,012)

Income taxes	3,452	1,359	85

Minority interest	—	77	—

Net loss	$(36,302)	$(11,469)	$(24,097)

Net loss per share
Basic	$(0.41)	$(0.18)	$(0.28)
Diluted	$(0.41)	$(0.18)	$(0.28)

Number of shares used in computing per share amounts
Basic	87,977	63,936	85,244

Diluted	87,977	63,936	85,244

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Credence Systems Reports Results for First Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31, 2005 (unaudited)	October 31, 2004 (1)
ASSETS

Current assets:
Cash and cash equivalents	$91,712	$94,052

Short-term investments	72,042	69,954

Accounts receivable, net	99,266	124,393

Inventories	140,892	146,741

Other current assets	38,533	41,532

Total current assets	442,445	476,672

Property and equipment, net	101,649	108,707

Other assets	578,965	587,727

Total assets	$1,123,059	$1,173,106

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$40,953	$51,742

Accrued liabilities	109,485	112,477

Liabilities related to leased products	5,000	6,058

Deferred profit	8,994	9,718

Total current liabilities	164,432	179,995

Other liabilities	184,893	184,359

Long-term deferred income taxes	20,274	20,544

Stockholders’ equity	753,460	788,208

Total liabilities and stockholders’ equity	$1,123,059	$1,173,106

(1)	Derived from the audited financial statements for the year ended October 31, 2004

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Credence Systems Reports Results for First Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2004
	2005	2004
Net sales	$93,883	$68,125	$112,824

Cost of goods sold – on net sales	57,428	36,222	65,523

Gross margin	36,455	31,903	47,301

Operating expenses:

Research and development	22,328	15,239	25,590

Selling, general & administrative	27,068	23,716	33,459

Total operating expenses	49,396	38,955	59,049

Operating loss	(12,941)	(7,052)	(11,748)

Interest and other income (loss)	1,481	294	(523)

Loss before income taxes	(11,460)	(6,758)	(12,271)

Income taxes	3,452	1,359	85

Minority interest	—	77	—

Net loss	$(14,912)	$(8,194)	$(12,356)

Net loss per share
Basic	$(0.17)	$(0.13)	$(0.14)
Diluted	$(0.17)	$(0.13)	$(0.14)

Number of shares used in computing per share amounts
Basic	87,977	63,936	85,244

Diluted	87,977	63,936	85,244

Credence Systems Reports Results for First Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2004
	2005	2004
GAAP loss before income taxes	$(32,850)	$(10,033)	$(24,012)

(1) Cost of goods sold – on net sales related to amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	1,443	—	3,865

(2) Cost of goods sold – on net sales related to costs specific to the integration of NPTest	417	—	—

(3) Cost of goods sold – special charges related to product line investment decisions	5,481	—	3,359

(4) Amortization of purchased intangible assets and deferred stock compensation	6,674	2,622	6,764

(5) Special charges related to expenses specific to the integration of NPTest	4,310	—	—

(6) Restructuring charges related to workforce reduction, fixed asset writeoffs and facility consolidations	1,351	653	2,687

(7) (Gain)/loss on addition (reduction) in liability to Schlumberger (former parent of NPTest)	1,714	—	(4,934)

Subtotal changes	21,390	3,275	11,741
Non-GAAP loss before income taxes	(11,460)	(6,758)	(12,271)
Income taxes	3,452	1,359	85
Minority interest	—	77	—

Non-GAAP net loss	$(14,912)	$(8,194)	$(12,356)

(1)	Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Statements of Operations, the charges of $1.4 million are recorded in cost of goods sold – on net sales for the current quarter, and $3.9 million in the fourth quarter of fiscal 2004. The charge of $0.6 million and $0.1 million is recorded in the selling, general and administrative expenses for the fiscal quarter ended January 31, 2005 and October 31, 2004, respectively.

Credence Systems Reports Results for First Quarter of Fiscal Year 2005

(2)	Costs specific to the integration of NPTest, which primarily include relocation, travel and accelerated depreciation of assets. In the GAAP Statement of Operations, the charges are recorded in cost of goods sold-on net sales.
(3)	The charges for cost of goods sold - special charges primarily include inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. We recorded special charges to cost of sales totaling approximately $5.5 million and $3.4 million in the first quarter of fiscal 2005 and fourth quarter of fiscal 2004, respectively. These charges consisted primarily of excess and obsolete inventory and other charges related to our decision to stop significant future investment in the Credence SOC product lines.
(4)	Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.
(5)	Expenses specific to the integration of NPTest, which primarily includes accelerated depreciation of assets, merger related retention bonuses, post acquisition consulting fees, relocation and lease accruals. In the GAAP Statements of Operations, the charges are recorded in selling, general and administrative expenses.
(6)	The restructuring charges in the current quarter include $0.3 million of severance and related charges and $1.1 million in equipment write-offs related to product line investment decisions. In the first quarter of fiscal 2004, we incurred $0.6 million related to our decision to move our headquarters from Fremont to Milpitas, California. In the fourth quarter of fiscal 2004, we incurred $2.7 million of severance and related charges. In the GAAP Statements of Operations, these restructure charges are recorded on a separate line in operating expenses.
(7)	As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. The current value of the liability is based on our stock price at the end of the quarter. Due to an increase in our stock price since October 31, 2004, the value of this liability has increased in the current quarter. However, our stock price decreased during the fourth quarter of fiscal 2004; therefore, the value of this liability decreased in fourth quarter of fiscal 2004. In the GAAP Statements of Operations, the (gain)/loss on this liability is included in interest and other income (expense).